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                                                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 2004 relating to the consolidated financial statements of PSB Group, Inc. and subsidiaries, which appears in the 2003 Annual Report to Shareholders and is incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.





PLANTE & MORAN, PLLC




Auburn Hills, Michigan
August 27, 2004